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                                                                 ARTHUR ANDERSEN

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this prospectus.

                              /s/ ARTHUR ANDERSEN LLP



Baltimore, Maryland
August 20, 2001